Exhibit 10.4

ESCO CORPORATION
2000 STOCK INCENTIVE PLAN

1.                                       Purpose.  The purpose of this Stock Incentive Plan (the “Plan”) is to enable ESCO Corporation (the “Company”) to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee agents, consultants, advisors, persons involved in the sale or distribution of the Company’s products and independent contractors of the Company or any subsidiary.

2.                                       Shares Subject to the Plan.  Subject to adjustment as provided below and in paragraphs 13 and 14, the shares to be offered under the Plan shall consist of Class A Common Stock of the Company, and the total number of shares of Class A Common Stock that may be issued under the Plan shall not exceed 150,000 shares, of which 5,000 shares shall be reserved solely for issuance to members of the board of directors of the Company (the “Board of Directors”) who are not employees of the Company.  The shares issued under the Plan may be authorized and unissued shares or reacquired shares.  If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is cancelled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan.  If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

3.                                       Effective Date and Duration of Plan.

(a)                                  Effective Date.  The Plan shall become effective when adopted by the Board of Directors of the Company, but no Incentive Stock Option granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the shares of the Company’s voting capital stock represented at a shareholders meeting at which a quorum is present and any Incentive Stock Options granted under the Plan prior to such approval shall be conditioned on and subject to such approval.  Subject to this limitation, options, stock appreciation rights and performance units may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

(b)                                 Duration.  The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed; provided, however, that unless sooner terminated by the Board of Directors, the Plan shall terminate on May 4, 2010.  The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the Plan.  Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

4.                                       Administration.

(a)                                  Board of Directors.  The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards.  Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan.  The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive.  The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

(b)                                 Committee.  The Board of Directors may delegate to a committee of the Board of Directors (the “Committee”) any or all authority for administration of the Plan.  If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 17.

5.                                       Types of Awards; Eligibility.  The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan:  (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; (vii) grant performance units as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph 12.  Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company; provided, however, that only employees of the Company or any of its subsidiaries shall be eligible to receive Incentive Stock Options under the Plan.  The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made.  At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award.  No employee may be granted options or stock appreciation rights for more than an aggregate of 50,000 shares of Class A Common Stock in any calendar year.

6.                                       Option Grants.

(a)                                  General Rules Relating to Options.

(i)                                     Terms of Grant.  The Board of Directors may grant options under the Plan.  With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option.  At the time of the grant of an option or, in the case of a Non-Statutory Stock Option, at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Class A Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

(ii)                                  Exercise of Options.  Except as provided in paragraph 6(a)(iv) or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted.  Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose.  Unless otherwise determined by the Board of Directors, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability.  Except as provided in paragraphs 6(a)(iv), 13, 14 and 15, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares, and further provided that any option granted under the Plan to an optionee other than an officer, director or consultant of the Company shall become exercisable for at least 20 percent of the shares per year over the first five years after the date of the grant.  Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

(iii)                               Nontransferability.  Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death, and during the optionee’s lifetime, the option shall be exercisable only by the optionee.

(iv)                              Termination of Employment or Service.

(A)                              General Rule.  Unless otherwise determined by the Board of Directors, in the event the employment or service of the optionee with the

Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

(B)                                Termination Because of Total Disability.  Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination; provided, however, that if such total disability occurs after either (a) the effective date of a registration statement filed under the Securities Act of 1933, as amended, of an underwritten public offering of the Company’s Class A Common Stock or (b) the merger of the Company with and into a Company the common stock of which is registered under the Securities Exchange Act of 1934, as amended, the option shall immediately vest and be fully exercisable during such 12-month period.  The term “total disability” means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity.  Total disability shall be deemed to have occurred on the first day after the Company has made a determination of total disability.

(C)                                Termination Because of Death.  Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom such optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death; provided, however, that if death occurs after either (a) the effective date of a registration statement filed under the Securities Act of 1933, as amended, of an underwritten public offering of the Company’s Class A Common Stock or (b) the merger of the Company with and into a Company the common stock of which is registered under the Securities Exchange Act of 1934, as amended, the option shall immediately vest and be fully exercisable during such 12-month period.

(D)                               Amendment of Exercise Period Applicable to Termination.  The Board of Directors, at the time of grant or at any time thereafter, may extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

(E)                                 Failure to Exercise Option.  To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

(v)                                 Purchase of Shares.  Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee’s intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee’s present intention to acquire the shares for investment and not with a view to distribution.  In addition, unless the Board of Directors determines otherwise, any shares acquired by the optionee shall be subject to any stock transfer restrictions in any agreement then in effect between the Company and the holders of the Company’s Class A Common Stock, and the exercise of an option shall not be effective until the optionee has signed and delivered a signature page to such stock transfer restriction agreement.  Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from the Company provided, in the case of an Incentive Stock Option, that such consent is given at the time of grant) or, with the consent of the Board of Directors, in whole or in part, in Class A Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration.  The fair market value of Class A Common Stock provided in payment of the purchase price shall be determined by the Board of Directors.  If the Class A Common Stock of the Company is not publicly traded on the date the option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company.  If the Class A Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value of Class A Common Stock provided in payment of the purchase price shall be the closing price of the Class A Common Stock as reported in The Wall Street Journal on the trading day preceding the date the option is exercised, or such other reported value of the Class A Common Stock as shall be specified by the Board of Directors.  No shares shall be issued until full payment for the shares has been made.  With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.  Each optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements.  If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand.  If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law.  With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Class A Common Stock to satisfy the withholding amount.  Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

(vi)                              Limitations on Grants to Non-Exempt Employees.  Unless otherwise determined by the Board of Directors, if an employee of the Company or any subsidiary of the Company is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the Fair Labor Standards Act (the “FLSA”), any option granted to that employee shall be subject to the following restrictions: (1) the option price shall be at least 85 percent of the fair market value, as described in paragraph 6(b)(iv) of the Class A Common Stock subject to the option on the date it is granted; and (2) the option shall not be exercisable until at least six months after the date it is granted; provided, however, that this six-month restriction on exercisability will cease to apply if the employee dies, becomes disabled or retires, there is a change in ownership of the Company, or in other circumstances permitted by regulation, all as prescribed in Section 7(e)(8)(B) of the FLSA.

(b)                                 Incentive Stock Options.  Incentive Stock Options shall be subject to the following additional terms and conditions:

(i)                                     Limitation on Amount of Grants.  No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

(ii)                                  Limitations on Grants to 10 Percent Shareholders.  An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a “10 Percent Shareholder”) only if the option price is at least 110 percent of the fair market value of the Class A Common Stock subject to the option on the date it is granted, as described in paragraph 6(b)(iv), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

(iii)                               Duration of Options.  Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

(iv)                              Option Price.  The option price per share shall be determined by the Board of Directors at the time of grant.  Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Class A Common Stock covered by the Incentive Stock Option at the date the option is granted.  The fair market value shall be determined by the Board of Directors.  If the Class A Common Stock of the Company is not publicly traded on the date the option is granted, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company.  If the Class A Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value shall be deemed to be the closing price of the Class A Common Stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Class A Common Stock as shall be specified by the Board of Directors.

(v)                                 Limitation on Time of Grant.  No Incentive Stock Option shall be granted on or after the tenth anniversary of the effective date of the Plan.

(vi)                              Conversion of Incentive Stock Options.  The Board of Directors may at any time with or without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

(vii)                           Notification of Disposition.  If within two years after an Incentive Stock Option is granted or within one year after an Incentive Stock Option is exercised the optionee sells or otherwise disposes of the Class A Common Stock acquired on exercise of the Option, the optionee shall within 30 days notify the Company in writing of (1) the date of the sale or other disposition, (2) the amount realized in the sale or other disposition and (3) the nature of the sale or other disposition (sale, gift, etc.).

(c)                                  Non-Statutory Stock Options.  Non-Statutory Stock Options shall be subject to the following terms and conditions in addition to those set forth in paragraph 6(a) above:

(i)                                     Option Price.  The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors; provided, however that the option price for a Non-Statutory Stock Option shall be not less than 85 percent of the fair market value of the Class A Common Stock covered by the option on the date of the grant, except that the option price for a Non-Statutory Stock Option granted to a 10 Percent Shareholder shall be at least 110 percent of the fair market value of the Class A Common Stock subject to the option on the date of the grant.  The fair market value shall be determined in a manner consistent with that described in paragraph 6(b)(iv).

(ii)                                  Duration of Options.  Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors; provided, however, that no Non-Statutory Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

7.                                       Stock Bonuses.  The Board of Directors may award shares under the Plan as stock bonuses.  Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board of Directors.  The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors.  If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient.  The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements.  The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors.  The certificates representing the shares awarded shall bear any legends required by the Board of Directors.  The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements.  If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law.  With the consent of the Board of Directors, a recipient may deliver Class A Common Stock to the Company to satisfy this withholding obligation.  Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

8.                                       Restricted Stock.  The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors.  Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors.  The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors.  If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient.  All Class A Common Stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient.  The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors.  The certificates representing the shares shall bear any legends required by the Board of Directors.  The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements.  If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law.  With the consent of the Board of Directors, a purchaser may deliver Class A Common Stock to the Company to satisfy this withholding obligation.  Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.  Notwithstanding anything to the contrary in this paragraph 8, in the event of a Change in Control (as defined in paragraph 14) any right held by the Company to repurchase restricted stock granted pursuant to paragraph 8 (other than pursuant to a right of first refusal) shall, immediately prior to the Change in Control, completely lapse.

9.                                       Stock Appreciation Rights.

(a)                                  Grant.  Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

(b)                                 Exercise.

(i)                                     Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Class A Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Class A Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered.  No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative.  Payment by the Company upon exercise of a stock appreciation right may be made in Class A Common Stock valued at fair market value, in cash, or partly in Class A Common Stock and partly in cash, all as determined by the Board of Directors.

(ii)                                  A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors.  If a stock appreciation right is granted in connection with an option, the following rules shall apply:  (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (3) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

(iii)                               The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights.  Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

(iv)                              For purposes of this paragraph 9, the fair market value of the Class A Common Stock shall be determined as of the date the stock appreciation right is exercised, under the methods set forth in paragraph 6(b)(iv).

(v)                                 No fractional shares shall be issued upon exercise of a stock appreciation right.  In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

(vi)                              Each stock appreciation right granted in connection with an Incentive Stock Option, and unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder’s domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder’s lifetime only by the holder.

(vii)                           Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements.  If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law.  With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Class A Common Stock to the Company to satisfy the withholding amount.

(viii)                        Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.  Cash payments of stock appreciation rights shall not reduce the number of shares of Class A Common Stock reserved for issuance under the Plan.

10.                                 Cash Bonus Rights.

(a)                                  Grant.  The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan.  Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe.  Unless otherwise determined by the Board of Directors, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder’s domicile at the time of death.  The payment of a cash bonus shall not reduce the number of shares of Class A Common Stock reserved for issuance under the Plan.

(b)                                 Cash Bonus Rights in Connection With Options.  A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part.  If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage.  If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage.  The bonus percentage applicable to a bonus right shall be determined from time to time by the Board of Directors but shall in no event exceed 75 percent.

(c)                                  Cash Bonus Rights in Connection With Stock Bonus.  A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse.  If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised.  The amount and timing of payment of a cash bonus shall be determined by the Board of Directors.

(d)                                 Cash Bonus Rights in Connection With Stock Purchases.  A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse.  Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions.  The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Board of Directors.

(e)                                  Taxes.  The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

11.                                 Performance Units.  The Board of Directors may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, but not in any event more than 10 years.  The goals established by the Board of Directors may include earnings per share, return on shareholders’ equity, return on invested capital, and such other goals as may be established by the Board of Directors.  In the event that the minimum performance goal established by the Board of Directors is not achieved at the conclusion of a period, no payment shall be made to the participants.  In the event the maximum corporate goal is achieved, 100 percent of the monetary value of the performance units shall be paid to or vested in the participants.  Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Board of Directors.  Payment of an award earned may be in cash or in Class A Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Board of Directors determines.  Deferred awards shall earn interest on the terms and at a rate determined by the Board of Directors.  Unless otherwise determined by the Board of Directors, each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder’s domicile at the time of death.  Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements.  If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law.  With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Class A Common Stock to the Company to satisfy the withholding amount.  The payment of a performance unit in cash shall not reduce the number of shares of Class A Common Stock reserved for issuance under the Plan.  The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

12.                                 Foreign Qualified Grants.  Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time.  The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

13.                                 Stock Splits; Combinations; Dividends.  If the outstanding Class A Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, reverse stock split, combination of shares, reclassification, recapitalization, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for awards under the Plan.  In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the optionee’s proportionate interest before and after the occurrence of the event is maintained.  Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors.  Any such adjustments made by the Board of Directors shall be conclusive.

14.                                 Mergers, Reorganizations, Vesting upon Change in Control, Death or Disability.

(a)                                  In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company’s assets (each, a “Transaction”), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding awards under the Plan:

(i)                                     Outstanding options shall remain in effect in accordance with their terms.

(ii)                                  If the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Class A Common Stock in any Transaction, all options granted hereunder shall be converted into options to purchase shares of Exchange Stock.  The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Class A Common Stock receive in such Transaction.  Unless otherwise determine by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

(iii)                               The Board of Directors may provide a 30-day period prior to the consummation of the Transaction during which optionees shall have the right to exercise options and stock appreciation rights to the extent then exercisable and upon the expiration of which 30-day period all unexercised options and stock appreciation rights shall immediately terminate.

(b)                                 Notwithstanding paragraph 14(a), in the event of a Change in Control all outstanding options shall, immediately prior to the Change in Control, become fully vested and exercisable.  For purposes of this paragraph 14(b), a “Change in Control” shall occur if and when one or more persons acting in concert collectively acquire capital stock of the Company possessing the right to elect more than 50 percent of the Board of Directors.  To the extent the Board of Directors provides a 30-day exercise period in accordance with paragraph 14(a)(iii) in connection with a Transaction that constitutes a Change in Control, all options shall be treated as vested during such 30-day period, but the Board of Directors may provide that exercises with respect to options accelerated by this paragraph 14(b) are conditioned upon the closing of the Transaction.

15.                                 Dissolution.  In the event of the dissolution of the Company, options and stock appreciation rights shall be treated in accordance with paragraph 14(a)(iii).

16.                                 Corporate Mergers, Acquisitions, etc.  The Board of Directors may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

17.                                 Amendment of Plan.  The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason; provided, however, that without the approval of the shareholders of the Company the Board of Directors may not increase the number of shares authorized to be issued pursuant to paragraph 2 (except for adjustments permitted under paragraph 13).  Except as provided in paragraphs 6(a)(iv), 6(b)(vi), 9, 13, 14 and 15, however, no change in an award already granted shall be made without the written consent of the holder of such award.

18.                                 Approvals.  The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter.  The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan.  The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Class A Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

19.                                 Employment and Service Rights.  Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee’s employment at any time, for any reason, with or without cause, or to decrease such employee’s compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

20.                                 Rights as a Shareholder.  The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Class A Common Stock until the date of issue to the recipient of a stock certificate for such shares.  Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

21.                                 Repurchase Rights of Shares Acquired Upon the Exercise of Options.  Should the Board of Directors establish provisions relating to the repurchase by the Company of shares acquired upon exercise of an option granted pursuant to the Plan to apply in the event of an optionee’s termination of employment or, in the case of a non-employee, termination of provision of service to the Company, the provisions set forth in this paragraph 21 shall apply.  The repurchase price shall be as determined by the Board of Directors; provided, however, that such repurchase price shall be an amount not less than the fair market value of the shares to be repurchased on the date of termination of employment or provision of service.  Any such right to repurchase may only exercised for cash and only within 90 days of termination of the optionee’s employment or provision of service (or in the case of shares issued upon exercise of options after the date of termination, within 0 days after the date of the exercise).  Any such repurchase provisions established by the board of Directors shall terminate at such time as the Company’s Class A Common Stock becomes publicly traded.

22.                                 Information.  Financial statements of the Company will be provided annually to each optionee under the Plan.

23.                                 Notices.  Any notices required or permitted to be given to holders of awards pursuant to the Plan shall be in writing, addressed to the most recent address on the Company’s records, and shall be deemed to be effectively given when (a) mailed by registered or certified mail with postage and fees prepaid, (b) sent by overnight delivery service, (c) personally delivered, or (d) sent by facsimile with confirmed transmission.

Date adopted by the Board of Directors: May 26, 2000

Amended by the Board of Directors on February 8, 2005.

Plan as amended approved by shareholders on May 5, 2005.